                                  CUSTODIAN CONTRACT
                                       BETWEEN
                                  FGIC PUBLIC TRUST
                                         AND
                             STATE STREET BANK AND TRUST
                             COMPANY OF CONNECTICUT, N.A.

                                  TABLE OF CONTENTS

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1.  Employment of Custodian and Property to be Held by It                 1
2.  Duties of the Custodian with Respect to Property
    of the Funds Held by the Custodian                                    2
    2.1      Holding Securities                                           2
    2.2      Delivery of Securities                                       3
    2.3      Registration of Securities                                   8
    2.4      Bank Accounts                                                9
    2.5      Payments for Shares                                          9
    2.6      Availability of Federal Funds                                10
    2.7      Collection of Income                                         10
    2.8      Payment of Monies                                            11
    2.9      Liability for Payment in Advance of
             Receipt of Securities Purchased                              14
    2.10     Payments for Repurchases or Redemptions
             of Shares of a Fund                                          14
    2.11     Appointment of Agents                                        15
    2.12     Deposit of Fund Assets in Securities Systems                 15
    2.12A    Fund Assets Held in the Custodian's Direct Paper System      18
    2.13     Segregated Account                                           20
    2.14     Ownership Certificates for Tax Purposes                      21
    2.15     Proxies                                                      21
    2.16     Communications Relating to Fund Portfolio Securities         22
    2.17     Proper Instructions                                          22
    2.18     Actions Permitted Without Express Authority                  23
    2.19     Evidence of Authority                                        24
3.  Duties of Custodian with Respect to the Books of Account and
    Calculation of Net Asset Value and Net Income                         25
4.  Records                                                               25
5.  Opinion of Trust's Independent Accountant                             26
6.  Reports to Trust by Independent Public Accountants                    26
7.  Compensation of Custodian                                             27
8.  Responsibility of Custodian                                           27
9.  Effective Period, Termination and Amendment                           28
10. Successor Custodian                                                   30
11. Interpretive and Additional Provisions.                               32
12. Massachusetts Law to Apply                                            32
13. Prior Contracts                                                       32
14. Names                                                                 32

                                  CUSTODIAN CONTRACT


    This Contract between FGIC Public Trust, a business trust organized and existing under the laws of Delaware, having its principal place of business at 370 Seventeenth Street, Suite 2700, Denver, Colorado 80202, hereinafter called the "Trust" and State Street Bank and Trust Company of Connecticut, N.A., having its principal place of business at 750 Main Street, Suite 1114, Hartford, Connecticut, hereinafter called the "Custodian",

    WITNESSETH, that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

    1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

    The Trust hereby employs the Custodian as the custodian of the assets of its Treasury Money Market Fund and its Enhanced Government Income Fund, ("the Funds"), pursuant to the provisions of the Declaration of Trust. The parties contemplate that the Custodian may act as custodian of additional funds to be offered by the Trust from time to time to be designated by the parties hereto and made subject to this Agreement. The Trust agrees to deliver to the Custodian all securities and cash owned by the Funds, and all payments of income, payments of principal or capital distributions received by the Funds with respect to all securities owned by them from time to time, and the cash consideration received by them for such new or treasury shares of capital stock ("Shares") of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

    Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Trustees of the Trust, and provided that the Custodian shall have no more or less responsibility or liability to the Funds on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

    The parties may from time to time execute documents to appoint State Street Bank and Trust Company as custodian of funds other than the Funds.

    2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS HELD BY THE CUSTODIAN.

    2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of a Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section
2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12A. THE CUSTODIAN WILL USE ITS BEST EFFORTS TO ENSURE THAT THE SPECIFIC SECURITIES HELD BY IT HEREUNDER WILL BE IDENTIFIABLE AS FUND ASSETS AT ALL TIMES. THE CUSTODIAN WILL USE THE SAME CARE WITH RESPECT TO THE SAFEKEEPING OF AND NON-CASH PROPERTY HELD BY IT HEREUNDER AS IT USES WITH RESPECT TO ITS OWN SIMILAR PROPERTY.

    2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by each Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

    1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

    2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by a Fund;

    3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

    4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund;

    5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

    6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to
    Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

    7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

    8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

    9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

    10) For delivery in connection with any loans of securities made by a Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by a Fund prior to the receipt of such collateral;

    11) For delivery as security in connection with any borrowings by a Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

    12) For delivery in accordance with the provisions of any agreement among a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934

    ("Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or owner arrangements in connection with transactions by the Fund;

    13) For delivery in accordance with the provisions of any agreement among a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

    14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

    15) For any other proper Trust purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made: and

    16) Upon termination of this Contract as set forth in Section 10 hereunder.

    2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of each appropriate Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing for a particular Fund the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as such Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of each Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain the securities of a particular Fund in "street name," the Custodian shall utilize its best efforts only to timely collect income due that Fund on such securities and to notify the Trust on a best efforts basis of relevant corporate actions including, without limitation, tendency of calls, maturities, tender or exchange offers. IF SECURITIES UPON WHICH INCOME IS PAYABLE TO A PARTICULAR FUND ARE IN DEFAULT OR PAYMENT ON SUCH SECURITIES IS REFUSED AFTER DUE DEMAND OR PRESENTATION BY THE CUSTODIAN. THE CUSTODIAN SHALL NOTIFY THE TRUST IN WRITING OF SUCH OCCURRENCE WITHIN ONE BUSINESS DAY FOLLOWING THE DAY ON WHICH THE CUSTODIAN FIRST BECOMES AWARE OF SUCH DEFAULT OR REFUSAL, PROVIDED THAT SUCH NOTIFICATION SHALL NOT NEGATE THE CUSTODIAN'S OBLIGATION TO USE ITS BEST EFFORTS TO COLLECT SUCH INCOME.

    2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of a Fund, other than cash maintained by a Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company-Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. THE CUSTODIAN WILL USE THE SAME CARE WITH RESPECT TO THE SAFEKEEPING OF ANY CASH MAINTAINED BY IT HEREUNDER AS IT USES WITH RESPECT TO ITS OWN CASH ASSETS.

    2.5 PAYMENTS FOR SHARES. The Custodian shall receive from the distributor for each Fund's Shares or from the Transfer Agent of each Fund and deposit into a Fund's account such payments as are received for Shares of a Fund issued or sold from time to time by a Fund. The Custodian will provide timely notification to each Fund and the Transfer Agent of any receipt by it of payments for Shares of a Fund.

    2.6 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to a particular Fund as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into the Fund's account.

    2.7 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each appropriate Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due a particular Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the particular Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund involved with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

    2.8 PAYMENT OF MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of each Fund in the following cases only:

    1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund involved but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12A; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (e) for IMMEDIATE transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.17;

    2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

    3) For the redemption or repurchase of Shares issued by a Fund as set forth in Section 2.10 hereof;

    4) For the payment of any expense or liability incurred by a Fund, including. but not limited to the following payments for the account of the
    Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses; For the payment of any dividends declared pursuant to the governing documents of a Fund and the Trust;

    6) For payment of the amount of dividends received in respect of securities sold short;

    7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive

    Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

    8) UPON TERMINATION OF THIS CONTRACT AS SET FORTH IN ARTICLE 10 HEREUNDER.

    2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to such Fund for such securities to the same extent as if the securities had been received by the Custodian.

    2.10 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF A FUND. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes or resolutions of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of each Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

    2.11 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Section 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

    2.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by each Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and Subject to the following provisions:

    1) The Custodian may keep securities of a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

    2) The records of the Custodian with respect to securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

    3) The Custodian shall pay for securities purchased for the account of a Fund OR SHALL PAY CASH COLLATERAL AGAINST THE RETURN OF SECURITIES LOANED BY A FUND upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold OR LOANED for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advice from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

    4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

    5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Section 9 hereof;

    6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to a Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the

    Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

    2.12A FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by each Fund in the Direct Paper System of the Custodian subject to the following provisions:

    1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions, nor unless the Custodian shall have received the initial or annual certificate, as the case may be, required by Section 9 hereof;

    2) The Custodian may keep securities of a Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

    3) The records of the Custodian withrespect to securities of a Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

    4) The Custodian shall pay for securities purchased for the account of a Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

    5) The Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

    6) The Custodian shall provide the Trust with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

    2.13 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of any Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by a Fund or commodities futures contracts or options thereon purchased or sold by the Fund, (iii) for the purpose of compliance by a Fund with the procedures RECOMMENDED by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper Trust purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

    2.14 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Fund held by it and in connection with transfers of securities.

    2.15 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to each Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.16 COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each applicable Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by a particular Fund and the maturity of futures contracts purchased or sold by a particular Fund) received by the Custodian from issuers of the securities being held for a particular Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust for each applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

    2.17 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Contract means writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for each Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.13.

    2.18 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Trust PRIOR TO RECEIVING A CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY CONTAINING A CONTRARY DIRECTION OF THE BOARD OF TRUSTEES:

    1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be CHARGED AGAINST AND accounted for to the Fund involved;

    2) surrender securities in temporary form for securities in definitive form;

    3) endorse for collection, in the name of each applicable Fund, checks, drafts and other negotiable instruments; and

    4) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Board of Trustees of the Trust.

    2.19 EVIDENCE OF AUTHORITY. SUBJECT TO THE PROVISIONS OF SECTION 8. the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper REASONABLY believed by it to be genuine and to have been properly executed by or on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote or resolution of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or resolution or (b) of any determination or of any action by the Board of Trustees pursuant to the Amended and Restated Declaration of Trust as described in such vote or resolution, and such vote or resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

    3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

    The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of the Funds and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of each Fund as described in a Fund's currently effective prospectus and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Funds shall be made at the time or times described from time to time in each respective Fund's currently effective prospectus. ADDITIONALLY. THE CUSTODIAN WILL ASSIST GENERALLY IN THE PREPARATION OF REPORTS TO FUND SHAREHOLDERS AND OTHERS AND PERFORM SIMILAR MINISTERIAL MATTERS.

    4. RECORDS.

    The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Funds under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder, AND OTHER APPLICABLE FEDERAL AND STATE LAWS. ADMINISTRATIVE RULES AND PROCEDURES. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Funds and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

    5. OPINION OF TRUST'S INDEPENDENT ACCOUNTANT.

    The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Forms

N-1A, and Forms N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

    6. REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS.

    The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

    7. COMPENSATION OF CUSTODIAN.

    The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as SET FORTH IN EXHIBIT A, and.agreed upon from time to time between the Trust and the Custodian.

    8. RESPONSIBILITY OF CUSTODIAN.

    So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this

Contract, but shall be kept indemnified by and shall be without liability to a Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel WHO IS REASONABLY SATISFACTORY TO THE TRUST (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted IN GOOD FAITH pursuant to such advice.

    If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Fund involved, as a prerequisite to requiring the Custodian to take such action, shall provide UPON WRITTEN REQUEST FROM THE CUSTODIAN indemnity to the Custodian in an amount and form satisfactory to it.

    If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act, willful misconduct OR BAD FAITH, any property at any time held for the account of the Fund involved shall be security therefor and should that Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of assets only of that Fund to the extent necessary to obtain reimbursement.

    9. EFFECTIVE PERIOD. TERMINATION AND AMENDMENT.

    This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than SIXTY (60) DAYS after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System for a particular Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by a particular Fund of such Securities System, as required in each-case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System for a particular Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by a particular Fund of the Direct Paper System; PROVIDED FURTHER, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust of the Trust as from time to time in effect, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction OR UPON THE CUSTODIAN'S NO LONGER BEING QUALIFIED TO ACT AS THE FUNDS' CUSTODIAN UNDER APPLICABLE LAW.

    Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements ACCRUED PRIOR TO TERMINATION.

    10. SUCCESSOR CUSTODIAN.

    If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, ALL SECURITIES (DULY ENDORSED AND IN THE FORM FOR TRANSFER), FUNDS AND OTHER PROPERTY HELD BY IT HEREUNDER AND ALL OTHER INSTRUMENTS AND RECORDS RELATIVE TO SUCH SECURITIES FUNDS AND OTHER PROPERTY, and shall transfer to an account of the successor custodian all of the Funds' securities held in a Securities System.

    If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties, AND ALL OTHER INSTRUMENTS AND RECORDS RELATIVE THERETO, in accordance with such vote.

    In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, AND IS OTHERWISE QUALIFIED TO ACT AS THE FUNDS' CUSTODIAN UNDER THE INVESTMENT COMPANY ACT OF 1940 AND OTHER APPLICABLE LAW, doing business in Boston, Massachusetts, of its own selection, (UPON PROPER NOTIFICATION OF THE TRUST), having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the

Custodian and all instruments held by the Custodian relative thereto and all other property AND RECORDS held by it under this Contract and to transfer to an account of such successor custodian all of the Funds' securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

    In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

    11. INTERPRETIVE AND ADDITIONAL PROVISIONS.

    In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

    12. MASSACHUSETTS LAW TO APPLY.

    This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

    13. PRIOR CONTRACTS.

    This Contract supersedes and terminates, as of the date hereof, any prior contracts between the Trust and the Custodian relating to the custody of the Funds' assets.

    14. NAMES.

    The names "FGIC Public Trust" and "Trustees of FGIC Public Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated and as may be amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the State of Delaware and the principal office of the Trust. The obligations of "FGIC Public Trust" entered into in the name or behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust. The Shareholders of the Trust shall not be personally liable for any obligations or liabilities of the Trust, any Fund or any series of Shares of any Fund.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 6th day of May, 1994.


ATTEST                                           FGIC PUBLIC TRUST


                                                 By:
-------------------------                           ------------------------

                                                 Vice President and Treasurer


ATTEST                                           State Street Bank & Trust Co.
                                                 Of Connecticut, N.A.


                                                 By:
-------------------------                           ------------------------

                                                 Vice President

                       STATE STREET BANK AND TRUST COMPANY
                                FEE SCHEDULE FOR:
                                FGIC Public Trust
                         Domestic Custodian Fee Schedule


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I.      U.S. CUSTODY SERVICES
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        Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursement and report cash transactions. Coordinate currency settlements.


        FUND NET ASSETS

        First $350 million                                  1 basis point
        Next $300 million                                   0.75 basis points
        Excess $650 million                                 0.50 basis points

        There is a minimum monthly charge per fund of $2,000

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II.     PORTFOLIO TRANSACTIONS
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        State Street Bank Repos                             $ 7.00
        DTC or Fed Book Entry                               $10.00
        New York Physical Settlements                       $25.00
        Maturity Collections                                $ 8.00
        PTC Purchase, Sale, Deposit or Withdrawal           $20.00
        Foreign Trades - Euro CD & Time Deposits            $25.00
        All Other Trades                                    $16.00

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III.    OPTIONS
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        Option charges for each option written or
        closing contract, per issue, per broker             $25.00
        Option expiration charge, per issue, per broker     $15.00
        Option exercised charge, per issue, per broker      $15.00

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IV.     INTEREST RATE FUTURES
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        Transactions - no security movement                 $ 8.00

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V.      PRINCIPAL REDUCTION PAYMENTS
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        Per Pay Down                                        $10.00

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VI.     DIVIDEND CHARGES
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        For items held at the request of traders over
        record date in street form                          $50.00

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VII.    SPECIAL SERVICES
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        Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.
        Fees for SEC yield calculation, fund administration activities, self directed securities lending transactions, SaFiRe financial reporting, multiple class and core/feeder accounting, and other special items will be negotiated separately.

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VIII.   BALANCE CREDITS
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        A balance credit will be applied to the custodian bill for 75% of the 90-day Treasury Bill rate on 90% of the monthly average collected balance for each portfolio. The balance credit cannot exceed the custody fee portion of the monthly bill. Balance credit balances can roll forward to the next month. No balance credit balance will be allowed to roll forward at each fiscal year end.

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IX.     OUT-OF-POCKET EXPENSES
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        A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

        -   Telephone
        -   Wire Charges ($5.25 in and $5 out)
        -   Postage and Insurance
        -   Courier Service
        -   Duplication
        -   Legal Fees
        -   Supplies Related to Fund Records
        -   Rush Transfer ($8 each)
        -   Transfer Fees
        -   Sub-custodian Charges
        -   Price Waterhouse Audit Letter
        -   Federal Reserve Fee for Return items over $2,500 ($4.25 each)
        -   GNMA transfer ($15 each)
        -   PTC Deposit/Withdrawal for Same day turnaround ($50 each)

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X.      PAYMENT OF FEES
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        All fees are expressed in U.S. Dollars and will be charged against the fund's custodian account five business days after the invoice is mailed to the fund's offices.

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FGIC PUBLIC TRUST                           STATE STREET BANK & TRUST COMPANY

By                                        By
      -------------------------------           -----------------------------

Title                                     Title
      -------------------------------           -----------------------------


Date                                      Date
      -------------------------------           -----------------------------

                   This schedule will be effective May 1, 1996
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